SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2003




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       000-49781                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 318 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.


Date: May 20, 2003                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: May 20, 2003                      /s/ John G. Sullivan
                                           ------------------------
                                               John G. Sullivan
                                               Executive Vice-President and
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)


                                    EXHIBITS

99(a) Registrant's May 20,2003 Press Release regarding earnings for first quarter 2003.

                                                                  EXHIBIT 99(a)


May 20, 2003

NEWS RELEASE to Lexington Herald-Leader
By John S. Shropshire, Chairman, President & CEO

First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the quarter ended March 31, 2003.

Net income for the three months ended March 31, 2003 was $123,000, or $0.08 per share (on a fully diluted basis), compared to $160,000, or $0.11 per share, for the same quarter a year ago. Earnings for the current quarter, compared to a year ago, were positively impacted by gains on the sale of mortgage loans and negatively impacted by decreases in investment income and increases in non-interest expense.

Total assets were $230.2 million, an increase of 6.6% from $216.0 million a year ago. Deposits increased to $191.6 million at March 31, 2003, up 3.9% from $184.4 million a year ago. Net loans increased $6.3 million, or 4.1%, to $160.5 million from $154.2 million in net loans at March 31, 2002.

First Security Bancorp, Inc. held their annual meeting of shareholders on May 20, 2003 at The Shriners Hospital Auditorium in Lexington. The following directors were elected for terms expiring in 2006: Dennis Anderson, John Barlow, Erle Levy, David McCulloch, Dr. Ira Mersack, John Shropshire and Woodford Webb. The shareholders also approved an amendment to the Company Stock Award Plan.

Mr. John G. Sullivan, Executive Vice President and Chief Financial Officer, was named a Director of First Security Bank.